Exhibit 99.1

CONTACT:

U.S. Physical Therapy, Inc.

Larry McAfee, Chief Financial Officer

Chris Reading, Chief Executive Officer

(713) 297-7000

Stephanie Carrington

The Ruth Group

(646) 536-7017

U.S. Physical Therapy Announces Industrial

Focused Partnership

Purchases Significant Interest in Business

Houston, TX, December 16, 2013 – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics, reported today that the Company has acquired a 90% interest in a physical therapy business focused on creating solutions for industry. Programs include traditional physical and occupational therapy, work hardening, corporate wellness, as well as pre and post offer and functional capacity testing. The practice includes 11 clinics and three onsite industrial client locations. The business sees more than 65,000 patient visits per year with approximately 75% of those workers comp related. Annual revenue of the business exceeds $11,500,000. The acquired interest was purchased by U.S. Physical Therapy for $36,000,000.

Chris Reading, President and Chief Executive Officer, said, “We are very excited to complete this partnership with a very talented group of people. Our new team members, who have a strong history in delivering cutting edge solutions to industry, will be a great complement to our Fit2WRK brand. Our Company will continue to focus on attracting, supporting, and growing our talented network of partner-owned facilities as we work together to improve the lives of our patients.”

U.S. Physical Therapy Press Release	Page 2
December 16, 2013

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;

•	business and regulatory conditions including federal and state regulations;

•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;

•	revenue and earnings expectations;

•	general economic conditions;

•	changes as the result of government enacted national healthcare reform;

•	availability and cost of qualified physical and occupational therapists;

•	personnel productivity;

•	competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	maintaining adequate internal controls;

•	availability, terms, and use of capital;

•	acquisitions, purchase of non controlling interests (minority interests) and the successful integration of the operations of the acquired businesses; and

•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

U.S. Physical Therapy Press Release	Page 3
December 16, 2013

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 474 outpatient physical and occupational therapy clinics in 43 states. The Company’s clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 20 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

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